                                                         EXHIBIT 10.20







   ======================================================================




                                 NEWELL CO.




                       -----------------------------




                          364-DAY CREDIT AGREEMENT


                         Dated as of August 11, 1994




                       -------------------------------

                                $100,000,000

                       -------------------------------


                          THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION),
                                  as Agent


                            ROYAL BANK OF CANADA,
                                 as Co-Agent



   ======================================================================
                           TABLE OF CONTENTS


   This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                     Page
   SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS  . . . . . . . . .  132
        1.01  Certain Defined Terms  . . . . . . . . . . . . . . . .  132
        1.02  Accounting Terms and Determinations  . . . . . . . . .  147

   SECTION 2.  COMMITMENTS . . . . . . . . . . . . . . . . . . . . .  148
        2.01  Syndicated Loans . . . . . . . . . . . . . . . . . . .  148
        2.02  Borrowings of Syndicated Loans . . . . . . . . . . . .  148
        2.03  Money Market Loans . . . . . . . . . . . . . . . . . .  149
        2.04  Acceptances  . . . . . . . . . . . . . . . . . . . . .  154
        2.05  Changes of Commitments . . . . . . . . . . . . . . . .  159
        2.06  Fees . . . . . . . . . . . . . . . . . . . . . . . . .  160
        2.07  Lending Offices  . . . . . . . . . . . . . . . . . . .  161
        2.08  Several Obligations; Remedies Independent  . . . . . .  161
        2.09  Notes  . . . . . . . . . . . . . . . . . . . . . . . .  161
        2.10  Prepayments  . . . . . . . . . . . . . . . . . . . . .  162
        2.11  Extension of Commitment Termination Date . . . . . . .  162

   SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST  . . . . . . . . .  164
        3.01  Repayment of Loans . . . . . . . . . . . . . . . . . .  164
        3.02  Interest . . . . . . . . . . . . . . . . . . . . . . .  164

   SECTION 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.  . .  165
        4.01  Payments . . . . . . . . . . . . . . . . . . . . . . .  165
        4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . .  166
        4.03  Computations . . . . . . . . . . . . . . . . . . . . .  167
        4.04  Non-Receipt of Funds by the Agent  . . . . . . . . . .  167
        4.05  Set-off; Sharing of Payments . . . . . . . . . . . . .  168

   SECTION 5.  YIELD PROTECTION AND ILLEGALITY.  . . . . . . . . . .  169
        5.01  Additional Costs . . . . . . . . . . . . . . . . . . .  169
        5.02  Limitation on Types of Loans . . . . . . . . . . . . .  171
        5.03  Illegality . . . . . . . . . . . . . . . . . . . . . .  172
        5.04  Base Rate Loans Pursuant to Sections 5.01 and 5.03 . .  172
        5.05  Compensation . . . . . . . . . . . . . . . . . . . . .  173

   SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . .  174
        6.01  Initial Credit Extension . . . . . . . . . . . . . . .  174
        6.02  Initial and Subsequent Credit Extensions . . . . . . .  175

   SECTION 7.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . .  176
        7.01  Corporate Existence  . . . . . . . . . . . . . . . . .  176
        7.02  Financial Condition  . . . . . . . . . . . . . . . . .  176
        7.03  Litigation . . . . . . . . . . . . . . . . . . . . . .  177
        7.04  No Breach  . . . . . . . . . . . . . . . . . . . . . .  177


                                    (129)
                                                                  Page
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        7.05  Corporate Action . . . . . . . . . . . . . . . . . . .  177
        7.06  Approvals  . . . . . . . . . . . . . . . . . . . . . .  177
        7.07  Use of Credit  . . . . . . . . . . . . . . . . . . . .  178
        7.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .  178
        7.09  Credit Agreements  . . . . . . . . . . . . . . . . . .  178
        7.10  Hazardous Materials  . . . . . . . . . . . . . . . . .  178
        7.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  179
        7.12  True and Complete Disclosure.  . . . . . . . . . . . .  179
        7.13  Subsidiaries.  . . . . . . . . . . . . . . . . . . . .  180
        7.14  Compliance with Law  . . . . . . . . . . . . . . . . .  180

   SECTION 8.  COVENANTS OF THE COMPANY  . . . . . . . . . . . . . .  180
        8.01  Financial Statements . . . . . . . . . . . . . . . . .  180
        8.02  Litigation . . . . . . . . . . . . . . . . . . . . . .  183
        8.03  Corporate Existence, Etc.  . . . . . . . . . . . . . .  183
        8.04  Insurance  . . . . . . . . . . . . . . . . . . . . . .  184
        8.05  Use of Proceeds  . . . . . . . . . . . . . . . . . . .  184
        8.06  Indebtedness . . . . . . . . . . . . . . . . . . . . .  184
        8.07  Fundamental Changes. . . . . . . . . . . . . . . . . .  185
        8.08  Liens  . . . . . . . . . . . . . . . . . . . . . . . .  186
        8.09  Lines of Businesses  . . . . . . . . . . . . . . . . .  188
        8.10  Interest Coverage Ratio  . . . . . . . . . . . . . . .  188
        8.11  Total Indebtedness to Total Capital  . . . . . . . . .  188

   SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .  188

   SECTION 10.  THE AGENT; THE CO-AGENT  . . . . . . . . . . . . . .  191
        10.01  Appointment, Powers and Immunities  . . . . . . . . .  191
        10.02  Reliance by Agent . . . . . . . . . . . . . . . . . .  192
        10.03  Defaults  . . . . . . . . . . . . . . . . . . . . . .  192
        10.04  Rights as a Bank  . . . . . . . . . . . . . . . . . .  193
        10.05  Indemnification . . . . . . . . . . . . . . . . . . .  193
        10.06  Non-Reliance on Agent and Other Banks . . . . . . . .  193
        10.07  Failure to Act  . . . . . . . . . . . . . . . . . . .  194
        10.08  Resignation or Removal of Agent . . . . . . . . . . .  194
        10.09  The Co-Agent  . . . . . . . . . . . . . . . . . . . .  195

   SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .  195
        11.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . .  195
        11.02  Notices . . . . . . . . . . . . . . . . . . . . . . .  195
        11.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . .  195
        11.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . .  196
        11.05  Assignments and Participations  . . . . . . . . . . .  197
        11.06  Survival  . . . . . . . . . . . . . . . . . . . . . .  199
        11.07  Captions  . . . . . . . . . . . . . . . . . . . . . .  199
        11.08  Counterparts  . . . . . . . . . . . . . . . . . . . .  199
        11.09  Governing Law; Jurisdiction; Service of Process;
             Waiver of Jury Trial; Etc.  . . . . . . . . . . . . . .  199


                                    (130)
                                                                  Page
                                                                     ----

        11.10  Successors and Assigns  . . . . . . . . . . . . . . .  200

   Schedule I   - List of Indebtedness
   Schedule II  - List of Liens
   Schedule III - Subsidiaries

   EXHIBIT A-1  - Form of Syndicated Note
   EXHIBIT A-2  - Form of Money Market Note
   EXHIBIT B-1  - Form of Opinion of Special Illinois Counsel
   EXHIBIT B-2  - Form of Opinion of Dale L. Matschullat, Esq.,
                    general counsel to the Company and its
                    Subsidiaries
   EXHIBIT C    - Form of Opinion of Special New York Counsel to the
                    Banks and the Agent
   EXHIBIT D    - Form of Money Market Quote Request
   EXHIBIT E    - Form of Money Market Quote
   EXHIBIT F    - Form of Acceptance Quote Request
   EXHIBIT G    - Form of Acceptance Quote
































                                    (131)

             364-DAY CREDIT AGREEMENT dated as of August 11, 1994 among:
   NEWELL CO., a corporation duly organized and validly existing under the laws of the State of Delaware (formerly named "New Newell Co.", together with its successors, the "Company"); ANCHOR HOCKING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors, "Anchor"); NEWELL OPERATING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (formerly named "Newell Co.", together with its successors, "Newell"; each of Anchor and Newell, individually, a "Drawer" and, collectively, the "Drawers"); each of the banks which is a signatory hereto (together with its successors and permitted assigns, individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

             The Company and the Drawers have requested that the Banks extend credit to the Company and the Drawers (by making loans to the Company and creating and discounting bankers acceptances for account of the Drawers) in an aggregate principal or face amount not exceeding $100,000,000 at any one time outstanding, and the Banks are prepared to extend such credit upon the terms hereof. Accordingly, the parties hereto agree as follows:


             SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS.
                         -----------------------------------

             1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

             "Acceptance" shall mean a draft drawn by a Drawer on a Bank payable to the order of such Bank in Dollars, conforming with the requirements of Section 2.04 hereof and accepted by such Bank in accordance with Section 2.04(f) hereof.

             "Acceptance Account Party" shall mean, with respect to any Acceptance, the Drawer of such Acceptance.

             "Acceptance Documents" shall mean, with respect to any Acceptance, the draft drawn by a Drawer in connection with the



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



   creation and discount of such Acceptance and all other documents evidencing or otherwise relating to such Acceptance.

             "Acceptance Liability" shall mean, with respect to any Acceptance, the joint and several obligation of the Company and the Acceptance Account Party to pay to the Agent at the Principal Office, for account of the Applicable Lending Office of the Accepting Bank, the face amount thereof as required by Section 2.04(h) hereof.

             "Acceptance Quote" shall have the meaning assigned to such term in Section 2.04(c) hereof.

             "Acceptance Quote Request" shall have the meaning assigned to such term in Section 2.04(b) hereof.

             "Accepting Bank" shall mean, with respect to any Acceptance, the Bank that created and discounted such Acceptance.

             "Adjusted Operating Income" shall mean, for any period, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) the sum of (i) operating income for such period plus (ii) net income (or minus in the case of any net loss) from discontinued operations for such period plus
   (iii) interest and dividends received in cash during such period; provided that there shall be excluded from Adjusted Operating Income any income of any Person that accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company.

             "All-In Rate" shall mean, with respect to any Acceptance, the rate at which any Bank offers to accept and discount such Acceptance as provided in Section 2.04(f) hereof.

             "Applicable Lending Office" shall mean, for each Bank and for each type of Credit, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Credit on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Credits of such type are (in the case of Loans) to be made and maintained or (in the case of Acceptances) to be accepted and discounted.

             "Applicable Margin" shall mean:

             (a)  with respect to Base Rate Loans, 0%; and


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



             (b)  with respect to Eurodollar Loans, 1/4 of 1%;

   provided that if the financial statements most recently delivered to the Agent under Section 8.01(a) hereof shall demonstrate that the Interest Coverage Ratio for the fiscal quarter of the Company to which such financial statements relate shall be less than 5.5 to 1, then the term "Applicable Margin" shall, with respect to each Eurodollar Loan, be increased to 5/16 of 1% during the fiscal quarter commencing immediately following the day on which such financial statements were delivered to the Agent under Section 8.01(a) hereof; provided that, for any day on which any Specified Default shall have occurred and be continuing, the Applicable Margin with respect to Eurodollar Loans shall be 5/16 of 1%. Notwithstanding the foregoing for any day on which more than 50% of the aggregate amount of the Commitments is utilized, the Applicable Margin with respect to each Eurodollar Loan shall be increased by 1/16 of 1% over what it otherwise would have been under the foregoing provisions of this definition.

             "ASC Receivables Sale Agreement" shall mean the receivables sale agreement dated December 3, 1991 among the Company as seller and collection agent, Asset Securitization Cooperative Corporation as purchaser and Canadian Imperial Bank of Commerce as administrative agent, as amended, supplemented and otherwise modified and in effect from time to time.

             "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

             "Base Rate Loans" shall mean Loans which bear interest based upon the Base Rate.

             "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking
   Regulations and Supervisory Practices in its paper entitled
   "International Convergence of Capital Measurement and Capital
   Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

             "Basic Documents" shall mean this Agreement and the Notes.

             "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" in this
   Section 1.01 or if such day relates to the determination of rates of


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



   interest or the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

             "Capital Assets" shall mean all property, plant or equipment which has been reflected in property, plant or equipment in any consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

             "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

             "Chase" shall mean The Chase Manhattan Bank (National
   Association).

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans in an aggregate amount at any one time outstanding equal to the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced pursuant to Section 2.05 hereof). The original aggregate principal amount of the Commitments is $100,000,000.

             "Commitment Termination Date" shall mean the date 364 days after the date hereof, as the same may be extended pursuant to Section
   2.11 hereof; provided that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

             "Credit Extension" shall mean (i) the making of any Loan hereunder and (ii) the creation and discount of any Acceptance hereunder.


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



             "Credits" shall mean Loans (which may be Base Rate Loans, Eurodollar Loans or Money Market Loans) and Acceptance Liabilities.

             "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

             "Determination Date" shall mean, for any Disposition, the last day of the fiscal quarter ending on or immediately preceding the date of such Disposition.

             "Disposition" shall have the meaning assigned to that term in Section 8.07 hereof.

             "Disposition Period" shall mean, for any Disposition, a period of twelve months ending on the date of such Disposition.

             "Dollars" and "$" shall mean lawful money of the United States of America.

             "Domestic Shipment" shall mean the sale and shipment by a Drawer to another Person from a location in the United States of America to another location in the United States of America of a specified type of goods.

             "Environmental Affiliate" shall mean, as to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person may have retained, assumed or otherwise become liable (contingently or otherwise), whether by contract, operation of law or otherwise; provided that each Subsidiary of such Person, and each former Subsidiary or division of such Person transferred to another Person, shall in any event be an "Environmental Affiliate" of such Person.

             "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) by any other Person alleging or asserting liability of such Person for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any hazardous material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.




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



             "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

             "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

             "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of the LIBO Base Rate.

             "Event of Default" shall have the meaning assigned to that term in Section 9 hereof.

             "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

             "Final Risk-Based Capital Guidelines" shall mean (i) the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R.


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



   Part 225, Appendix A) and (ii) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency, and any successor or supplemental regulations (12 C.F.R. Part 3, Appendix A), and any successor regulations, in each case, as amended, supplemented and otherwise modified and in effect from time to time.

             "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the provisions of this Agreement.

             "Guarantee" of any Person shall mean any guarantee, endorsement, contingent agreement to purchase or to furnish funds for the payment or maintenance of, or any other contingent liability on or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person (including, without limitation, the liability of such Person in respect of the Indebtedness of any partnership of which such Person is a general partner), or the guarantee by such Person of the payment of dividends or other distributions upon the stock of any other Person, or the agreement by such Person to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling any other Person to make payment of its obligations or to assure a creditor against loss, and the verb "Guarantee" shall have a correlative meaning, provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business.

             "Indebtedness" shall mean, as to any Person at any date (without duplication): (i) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 120 days of the date the respective goods are delivered or the services are rendered; (iii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (iv) all Indebtedness of others Guaranteed by such Person; (v) all Capital Lease Obligations;
   (vi) the Investment Amount (if any); (vii) reimbursement obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, surety or other bonds and similar instruments (other than


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



   commercial, standby or performance letters of credit); and
   (viii) unpaid reimbursement obligations of such Person (other than contingent obligations) in respect of commercial, standby or performance letters of credit.

             "Indenture" shall mean the Indenture dated as of April 15, 1992 between the Company and Chase, as trustee, as amended and in effect from time to time.

             "Interest Coverage Ratio" shall mean, for any period, the ratio of (i) the Adjusted Operating Income for such period to
   (ii) Interest Expense for such period.

             "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all interest paid during such period in cash, or accrued during such period as an expense, in respect of Indebtedness (including, without limitation, imputed interest on Capital Lease Obligations and amortization of original issue discount) plus (b) all fees or commissions and net losses payable during such period in respect of any bankers acceptances, surety bonds, letters of credit or similar instruments plus (c) the aggregate amount of fees and expenses paid by the Company during such period pursuant to Article V of the ASC Receivables Sale Agreement (other than legal fees and expenses paid pursuant to Section
   5.2 thereof and the amount of any Collection Agent Fee (as such term is defined therein) retained by the Company in its capacity as Collection Agent (as such term is defined therein) pursuant to Section
   5.1.4 thereof) plus (d) comparable fees and expenses paid by the Company during such period under any other Receivables Sales Agreement.

             "Interest Period" shall mean:

             (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
   Section 2.02 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.




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             (b)  With respect to any Base Rate Loan, the period
   commencing on the date such Base Rate Loan is made and ending on the date 30 days thereafter.

             (c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.03(b) hereof.

             (d) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
   Section 2.03(b) hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

   Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for any LIBO Rate Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
   (iii) notwithstanding clause (i) above, no Interest Period for any LIBO Rate Loans shall have a duration of less than one month and, if the Interest Period for any such Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

             "Investment Amount" shall mean the amount described in (i) clause (1) of the definition of "Investment" in the ASC Receivables Sale Agreement or (ii) any comparable provision in any other
   Receivables Sales Agreement.

             "LIBO Base Rate" shall mean, with respect to any LIBO Rate
   Loan:

             (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the Dow Jones Telerate Service Page 3750 (British Bankers Association Settlement Rate) (or such other page as may replace that page in that service) as the London Interbank Offered Rate for Dollar deposits at


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        approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan, having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or

             (b) if such rate does not appear on the Dow Jones Telerate Service Page 3750 (or, if said page shall cease to be publicly available or if the information contained on said page, in the Agent's reasonable judgment, shall cease accurately to reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by the Agent that, in the Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate), the LIBO Base Rate shall mean, with respect to any LIBO Rate Loan for any Interest Period, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBO Rate Loan to be made by such Reference Bank (or its Applicable Lending Office, as the case may be) for such Interest Period; provided that (i) if any Reference Bank is not participating in any Eurodollar Loan, the LIBO Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loans, (ii) in determining the LIBO Base Rate with respect to any LIBOR Market Loan, each Reference Bank shall be deemed to have made a LIBOR Market Loan in an amount equal to $1,000,000, (iii) each Reference Bank agrees to use its best efforts to furnish timely information to the Agent for purposes of determining the LIBO Base Rate and (iv) if any Reference Bank does not furnish such timely information for determination of the LIBO Base Rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

             "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the LIBO Rate pursuant to Section 2.03 hereof.





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             "LIBOR Market Loans" shall mean Money Market Loans the
   interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

             "LIBO Rate" shall mean, for any LIBO Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the LIBO Base Rate for the Interest Period for such Loan divided by 1 minus the Reserve
   Requirement for such Loan for such Interest Period.

             "LIBO Rate Loans" shall mean Eurodollar Loans and
   LIBOR Market Loans.

             "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loans" shall mean Money Market Loans and Syndicated Loans.

             "Majority Banks" shall mean Banks having at least 66-2/3% of
   (i) the aggregate amount of the Commitments and (ii) if the Commitments shall have been terminated, the aggregate outstanding principal amount of all Loans and the aggregate outstanding amount of all Acceptance Liabilities.

             "Major Subsidiary" shall mean, at any time, any Subsidiary of the Company if the revenues of such Subsidiary and its Subsidiaries for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and whether or not such Person was a Subsidiary of the Company during all or any part of the fiscal period of the Company referred to below) exceed an amount equal to 7-1/2% of the revenues of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and including such Subsidiary and its Subsidiaries on a pro forma basis if such Subsidiary was not a Subsidiary of the Company).

             "Material Adverse Effect" shall mean a material adverse effect on (i) the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole), (ii) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Basic Documents to which it



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   is a party or (iii) the validity or enforceability of any of the Basic
   Documents.

             "Maturity Date" shall mean, with respect to any Acceptance, the maturity date of the draft whose acceptance by the Accepting Bank created such Acceptance.

             "Money Market Borrowing" shall have the meaning assigned to that term in Section 2.03(b) hereof.

             "Money Market Loan Limit" shall have the meaning assigned to that term in Section 2.03(c)(ii) hereof.

             "Money Market Loans" shall mean the loans provided for by
   Section 2.03 hereof.

             "Money Market Margin" shall have the meaning assigned to that term in Section 2.03(c)(ii)(C) hereof.

             "Money Market Quote" shall have the meaning assigned to that term in Section 2.03(c) hereof.

             "Money Market Quote Request" shall have the meaning assigned to that term in Section 2.03(b) hereof.

             "Money Market Rate" shall have the meaning assigned to that term in Section 2.03(c)(ii)(D) hereof.

             "Multiemployer Plan" shall mean a Plan defined as such in
   Section 3(37) of ERISA to which contributions are being made, or have been made since January 1, 1980 by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

             "Net Worth" shall mean, at any time, the consolidated stockholders' equity of the Company and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP.

             "Non-Strategic Property" shall mean Property acquired as part of the acquisition of a business made after the date hereof that is designated by resolution of the Board of Directors of the Company adopted no later than six months after such acquisition as non-strategic Property.

             "Notes" shall mean the promissory notes provided for by
   Section 2.09 hereof.


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             "Obligor" shall mean the Company and each Drawer.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all its functions under ERISA.

             "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

             "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

             "Post-Default Rate" shall mean, in respect of any principal of any Loan, the amount of any Acceptance Liability or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if such amount in default is principal of a LIBO Rate Loan or a Set Rate Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

             "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

             "Principal Office" shall mean the principal office of the Agent and Chase presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

             "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (including, without limitation, shares of capital stock).




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             "Quarterly Dates" shall mean the last Business Day of each
   March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

             "Receivables Sale Agreement" shall mean (i) the
   ASC Receivables Sale Agreement and (ii) any other comparable agreement providing for the periodic sales of accounts receivable.

             "Reference Banks" shall mean Chase and Royal Bank of Canada.

             "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

             "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

             "Reserve Requirement" shall mean, for any Interest Period for any LIBO Rate Loan, the effective maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Base Rate is to be determined or (ii) any category of extensions of credit or other assets which includes LIBO Rate Loans.

             "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03 hereof.

             "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Money Market Rates pursuant to a Set Rate Auction.


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             "Significant Subsidiary" shall mean, at any time, any
   Subsidiary of the Company if the revenues of such Subsidiary and its Subsidiaries for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and whether or not such Person was a Subsidiary of the Company during all or any part of the fiscal period of the Company referred to below) exceed an amount equal to 5% of the revenues of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company most recently ended (determined on a consolidated basis without duplication in accordance with GAAP and including such Subsidiary and its Subsidiaries on a pro forma basis of such Subsidiary was not a Subsidiary of the Company).

             "Specified Default" shall mean any Default under Sections 8.01(a) or 8.01(b) hereof.

             "Subsidiary" of any Person shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of the Subsidiaries of such Person. "Wholly-Owned Subsidiary" shall mean any such corporation of which all such shares, other than directors' qualifying shares, are so owned or controlled.

             "Syndicated Loans" shall mean the loans provided for by
   Section 2.01 hereof.

             "Syndicated Notes" shall mean the promissory notes provided for by Section 2.09(a) hereof.

             "Tenor" shall mean, with respect to any Acceptance, the period from the date of such Acceptance to the Maturity Date of such Acceptance.

             "Total Capital" shall mean the sum of (i) Net Worth plus
   (ii) Total Indebtedness.

             "Total Consolidated Assets" shall mean, as at any time, the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles applicable to the type of


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



   business in which the Company and such Subsidiaries are engaged, and may be determined as of a date, selected by the Company, not more than sixty days prior to the happening of the event for which such determination is being made.

             "Total Indebtedness" shall mean, as at any time, the total Indebtedness of the Company and its Subsidiaries determined on a consolidated basis without duplication.

             1.02  Accounting Terms and Determinations.

             (a) All accounting terms used herein shall be interpreted, and, unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder after the date hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02(a) hereof). All calculations made for the purposes of determining compliance with the terms of Sections 8.07(a)(vii), 8.10 and 8.11 hereof shall, except as otherwise expressly provided herein, be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in
   Section 7.02(a) hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02(a) hereof).

             (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under
   Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles


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   employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

             (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company shall not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.


             SECTION 2.  COMMITMENTS.
                         ------------

             2.01 Syndicated Loans. Each Bank severally agrees, on the terms of this Agreement, to make loans to the Company during the period from and including the date hereof to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments; provided that the aggregate outstanding principal amount of all Syndicated Loans and all Money Market Loans, together with the aggregate outstanding amount of Acceptance Liabilities, at any one time shall not exceed the aggregate amount of the Commitments at such time; and provided, further, that there may be no more than fifteen (15) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). The Syndicated Loans may be Base Rate Loans or Eurodollar Loans (each a "type" of Syndicated Loan).

             2.02 Borrowings of Syndicated Loans. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing hereunder of Syndicated Loans, which notice shall be irrevocable and effective only upon receipt by the Agent, shall specify with respect to the Syndicated Loans to be borrowed (i) the aggregate amount (which shall be at least $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurodollar Loans and in


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   an integral multiple of $1,000,000 in excess thereof), (ii) the type and date (which shall be a Business Day) and (iii) (in the case of Eurodollar Loans) the duration of the Interest Period therefor, and each such notice shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below opposite the type of such Loans:

                  Type                Number of Business Days
             ----------------         -----------------------

             Base Rate Loans                    0
             Eurodollar Loans                   3

   Not later than 2:00 p.m. New York time on the date specified for each Syndicated Loan borrowing hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

             2.03  Money Market Loans.

             (a) In addition to borrowings of Syndicated Loans, the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "type" of Money Market Loan), provided that:

             (i) there may be no more than fifteen (15) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

            (ii) the aggregate outstanding principal amount of all Money Market Loans and all Syndicated Loans, together with the aggregate outstanding amount of all Acceptance Liabilities, at


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        any one time shall not exceed the aggregate amount of the
        Commitments at such time.

             (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice in the form of Exhibit E hereto (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fifth Business Day prior to the date of borrowing proposed therein in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction, specifying:

             (i) the proposed date of such borrowing (a "Money Market Borrowing"), which shall be a Business Day;

            (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

           (iii)  the duration of the Interest Period applicable thereto;
        and

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate.

             The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the preceding sentence, no Money Market Quote Request shall be given within five Business Days of any other Money Market Quote Request.

             (c) (i) Any Bank may, by notice to the Agent in the form of Exhibit F hereto (a "Money Market Quote"), submit an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m. New York time on the proposed date of


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   borrowing, in the case of a Set Rate Auction; provided that any Money
   Market Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:45 a.m. New York time on the proposed date of borrowing, in the case of a Set Rate Auction.
   Subject to Sections 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

            (ii)  Each Money Market Quote shall specify:

                  (A) the proposed date of borrowing and the Interest Period therefor;

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
             (x) may be greater than or less than the Commitment of the quoting Bank, (y) must be in an integral multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

                  (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

                  (E)  the identity of the quoting Bank.

   No Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made; provided that the submission of any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting


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   offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

             (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms
   (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Margins or Money Market Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

             (e) Not later than (x) 11:00 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) noon New York time on the proposed date of borrowing, in the case of a Set Rate Auction, the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted; and the failure of the Company to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank of the acceptance or non-acceptance of its offers. The notice by the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall be in an integral multiple of $1,000,000); provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;




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            (ii)  the aggregate principal amount of each Money Market
        Borrowing shall be at least $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.03(a) hereof to be violated);

           (iii) acceptance of offers may, subject to clause (v) below, only be made in ascending order of Money Market Margins or Money Market Rates, as the case may be;

            (iv) the Company may not accept any offer where the Agent has advised the Company that such offer fails to comply with
        Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

             (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

   If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in an integral multiple of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

             (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this
   Section 2.03 shall, not later than 2:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

             (g) The amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.




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             2.04  Acceptances.

             (a) In addition to borrowings of Loans, each Drawer may, as set forth in this Section 2.04, request the Banks to make offers to create and discount Acceptances that arise out of Domestic Shipments. The Banks may, but shall have no obligation to, make such offers in the manner provided in this Section 2.04, and the Drawer submitting any such request may, but shall have no obligation to, accept any such offers made in response to such request, provided that:

             (i) the aggregate outstanding amount of all Acceptance Liabilities, together with the aggregate outstanding principal amount of all Loans, at any one time shall not exceed the aggregate amount of the Commitments at such time; and

            (ii) in no event shall the Maturity Date of any Acceptance occur on or after the Commitment Termination Date.

             (b) When a Drawer wishes to request offers to create and discount Acceptances, it shall give the Agent (which shall promptly notify the Banks) notice in the form of Exhibit G hereto (an "Acceptance Quote Request") so as to be received by the Agent no later than 11:00 a.m. New York time on the Business Day next preceding the date proposed therein for the creation and discount of such Acceptances, specifying:

             (i) the aggregate face amount of such Acceptances (which shall be at least $5,000,000 or any integral multiple of $100,000 in excess thereof);

            (ii) the Tenor of such Acceptances (which in any event may not exceed six months);

           (iii) the type and C.I.F. value of the goods out of whose Domestic Shipment such Acceptances will arise;

            (iv) the date of shipment (which in any event may not be more than 30 days prior to the date proposed in the Acceptance Quote Request for the creation and discount of such Acceptances);

             (v)  the city and state of origin of shipment; and

            (vi)  the city and state of destination of shipment.




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   Each Acceptance Quote Request shall constitute a certification by a
   Drawer, with respect to the Acceptances requested in such Acceptance Quote Request, to the effect set forth below:

             (i)  such Acceptances will arise out of a Domestic Shipment;

            (ii) the aggregate face amount of such Acceptances will not exceed the aggregate C.I.F. value of the goods included in such Domestic Shipment;

           (iii) no other financing has been or will be outstanding with respect to such Domestic Shipment;

            (iv) the Maturity Date of such Acceptances will be reasonably commensurate with the date on which payment for the goods included in such Domestic Shipment will become due (which Tenor constitutes credit terms that are (x) customarily given by the relevant Drawer and (y) usual in the industry in which such Drawer operates);

             (v) the goods included in such Domestic Shipment have been shipped within 30 days prior to the date of such Acceptance;

            (vi) the goods included in such Domestic Shipment have been shipped either (x) from one State of the United States to another State or (y) in the case of a shipment within one State of the United States, not less than 25 miles from the location of origin of such Domestic Shipment; and

           (vii) such Domestic Shipment does not involve a retail sale to a consumer.

   No Acceptance Quote Request shall be given within five Business Days of any other Acceptance Quote Request.

             (c) (i) Any Bank may, by submitting a notice to the Agent in the form of Exhibit H hereto (an "Acceptance Quote"), offer to create and discount Acceptances in response to any Acceptance Quote Request. Each Acceptance Quote must be submitted to the Agent not later than 11:00 a.m. New York time on the proposed date of creation and discount of the relevant Acceptances; provided that any Acceptance Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Drawer that submitted the relevant Acceptance Quote Request


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        of the terms of the offer contained in such Acceptance Quote not later than 10:45 a.m. New York time on the proposed date of creation and discount of the relevant Acceptances. Subject to Sections 6.02 and 9 hereof, any Acceptance Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Drawer that requested the submission of such Acceptance Quote.

            (ii) No Acceptance Quote shall propose terms other than or in addition to those requested in the applicable Acceptance Quote Request and, in particular, no Acceptance Quote may be conditioned upon acceptance by the Drawer that requested the submission of such Acceptance Quote of all (or some specified minimum) of the aggregate face amount of the Acceptances requested in the relevant Acceptance Quote Request; provided that the minimums specified in Section 2.04(e) hereof shall apply.

             (d) The Agent shall, as promptly as practicable (but in any event not later than 11:15 a.m. New York time), notify the Drawer submitting an Acceptance Quote Request of the terms (i) of any Acceptance Quote submitted by a Bank in response to such Acceptance Quote Request that is in accordance with Section 2.04(c) hereof and
   (ii) of any Acceptance Quote that amends, modifies or is otherwise inconsistent with a previous Acceptance Quote submitted by such Bank with respect to the same Acceptance Quote Request. Any such subsequent Acceptance Quote shall be disregarded by the Agent unless such subsequent Acceptance Quote is submitted solely to correct a manifest error in such former Acceptance Quote. The Agent's notice to the Drawer that submitted an Acceptance Quote Request shall specify
   (A) the aggregate face amount of the Acceptances for which offers have been received in response thereto and (B) the aggregate face amount and All-In Rate for the Acceptances each Bank has offered to create and discount in response to such Acceptance Quote Request (identifying the Bank that made each Acceptance Quote).

             (e) Not later than noon New York time on the proposed date of creation and discount of Acceptances, the Drawer requesting the creation and discount of such Acceptances shall notify the Agent of its acceptance or nonacceptance of the offers for the creation and discount of such Acceptances so notified to it pursuant to
   Section 2.04(d) hereof (which notice shall specify the aggregate face amount of Acceptances that are accepted with respect to each Bank whose offer is accepted in whole or in part; and the failure of the Drawer to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank of


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   the acceptance or non-acceptance of its offer.  The notice by the
   Agent shall also specify the aggregate face amount of Acceptances that were accepted. The Drawer that submitted an Acceptance Quote Request may accept any Acceptance Quote submitted in response thereto in whole or in part (provided that any Acceptance Quote accepted in part from any Bank shall be at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof); provided that:

             (i) the aggregate face amount of the Acceptances created and discounted may not exceed the aggregate face amount of Acceptances for which Acceptance Quotes are requested in the related Acceptance Quote Request;

            (ii) acceptance of offers may only be made in ascending order of their respective All-In Rates; and

           (iii) no offer may be accepted if the Agent has advised the Drawer that such offer fails to comply with Section 2.04(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.04(a) hereof).

   If offers are made by two or more Banks in response to an Acceptance Quote Request with the same All-In Rates for an aggregate face amount of Acceptances that is, together with the aggregate face amount of Acceptances offered with lower All-In Rates, greater than the aggregate face amount of Acceptances permitted to be accepted as provided in clause (i) of the proviso to the immediately preceding sentence, the aggregate face amount of Acceptances in respect of which such offers with the same
   All-In Rates are accepted shall be allocated by the Drawer that submitted such Acceptance Quote Request among such Banks as nearly as possible (in a minimum amount of $1,000,000 or any integral multiple of $100,000 in excess thereof) in proportion to the aggregate face amount of such offers.

             (f) Any Bank whose offer to create and discount Acceptances has been accepted in a specified aggregate amount shall, not later than 2:00 p.m. New York time on the date specified for the creation and discount of such Acceptances:

             (i) create such Acceptances in such aggregate amount by the acceptance at the Applicable Lending Office of such Bank of a draft or drafts in the form customarily employed by such Bank in



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        creating bankers acceptances (the denomination of each such
        Acceptance to be selected by such Bank in its sole discretion);

            (ii) discount such Acceptances at the All-In Rate specified for such Acceptances in the applicable Acceptance Quote;

           (iii) give the Agent notice of the creation and discount of such Acceptances, specifying the aggregate face amount thereof and All-In Rate therefor; and

            (iv) pay to the Agent for account of such Drawer an amount equal to the proceeds of such discount.

   The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be promptly made available by the Agent to such Drawer by depositing the same, in immediately available funds, in an account of such Drawer maintained with Chase at the Principal Office designated by such Drawer.

             (g) The amount of any Acceptance Liability with respect to any outstanding Acceptance made by any Bank shall not constitute a utilization of such Bank's Commitment.

             (h) With respect to any Acceptance created and discounted hereunder, the Company and the Acceptance Account Party unconditionally and jointly and severally agree to pay to the Agent, for account of the Applicable Lending Office of the Accepting Bank, on the Maturity Date of such Acceptance, or on such earlier date as may be required pursuant to the terms of this Agreement, the face amount of such Acceptance. The Agent shall maintain on its books accounts showing the aggregate face amount of the Acceptance Liabilities owing from time to time to the Banks hereunder. If either the Company or the Acceptance Account Party shall default in the payment in full when due (whether at stated maturity, by acceleration or otherwise) of any Acceptance Liability, the Company and the Acceptance Account Party unconditionally and jointly and severally agree to pay interest on the amount in default from the due date thereof until such amount is paid in full (such amount to be payable on demand of the Accepting Bank, through the Agent, in respect of which such amount is due) at a rate per annum equal to the Post-Default Rate.

             (i) Each Drawer hereby appoints each Bank to be, and each Bank hereby accepts such appointment to be, such Drawer's true and lawful attorney-in-fact for and on behalf of such Drawer to sign in the name of such Drawer, as drawer, drafts naming such Bank as drawee


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   and payee and otherwise in the form customarily employed by such Bank in creating bankers acceptances, and to complete such drafts as to amount, date and maturity (in such numbers and denominations as such Bank is hereby authorized to determine) in accordance with the acceptance by such Drawer under Section 2.04(e) hereof of such Bank's offer to create and discount Acceptances.

             (j) At the request of any Bank (through the Agent) that is a member of the Federal Reserve System or that is a Federal or state branch or agency of a foreign bank subject to reserve requirements under Section 7 of the International Banking Act of 1978, the Company shall cause the relevant Drawer to provide, and the relevant Drawer shall provide, such Bank such documents as may be necessary (including, without limitation, contracts of sale, bills of lading and invoices) to demonstrate to such Bank and the Board of Governors of the Federal Reserve System the truth of the certifications made pursuant to the second sentence of Section 2.04(b) hereof upon submission by such Drawer of any Acceptance Quote Request.

             (k) The Company hereby agrees to indemnify each Bank from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses incurred by any of them in the event that any of the certifications made pursuant to the second sentence of Section 2.04(b) hereof proves to have been incorrect in any material respect, including, without limitation, any losses, liabilities, claims, damages, costs or expenses attributable to any Acceptance created and discounted by such Bank failing to comply with all applicable provisions of law and all regulations, rulings and interpretations of the Board of Governors of the Federal Reserve System regarding bankers acceptances eligible for discount and purchase by a Federal Reserve Bank.

             2.05  Changes of Commitments.

             (a) Unless theretofore reduced to such amount pursuant to paragraphs (b) and (c) below, the aggregate amount of the Commitments shall automatically be reduced to zero on the Commitment Termination Date.

             (b) The Company shall have the right to terminate or reduce permanently the amount of the Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in an integral


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   multiple of $5,000,000) and shall be irrevocable and effective only upon receipt by the Agent; provided that the Company may not at any time (i) terminate the Commitments if Loans or Acceptance Liabilities are then outstanding or (ii) reduce the aggregate amount of the Commitments below the sum of the aggregate outstanding principal amount of the Loans plus the aggregate unpaid amount of all Acceptance Liabilities.

             (c) The Commitments once terminated or reduced may not be reinstated.

             2.06 Fees. The Company shall, if the financial statements of the Company most recently delivered to the Agent under
   Section 8.01(a) hereof (or, until the first financials are delivered under Section 8.01(a) hereof, the quarterly financial statements referred to in Section 7.02(a) hereof) demonstrate that the Interest Coverage Ratio for the fiscal quarter to which such financial statements relate shall fall within one of the ranges set forth below, pay to the Agent for account of each Bank a facility fee on such Bank's pro rata (based on its Commitment) portion of the aggregate Commitments at the rate per annum set forth below opposite such range for all of the fiscal quarter (or such portion thereof as Commitments are outstanding) immediately following the fiscal quarter to which such financial statements relate:

        Interest Coverage Ratio                 Facility Fee
        -----------------------                 ------------

        5.5 to 1 or greater                      2/25 of 1%

        less than 5.5 to 1                       1/10 of 1%

   provided that, for any period during which any Specified Default shall have occurred and be continuing, a facility fee shall be payable at a rate per annum equal to 1/10 of 1%; provided further that, if the Company shall terminate the Commitments in any fiscal quarter before receipt of the financial statements under Section 8.01(a) for the immediately preceding fiscal quarter, a facility fee shall be payable for the fiscal quarter in which such termination occurred (to such termination) at the rate applicable to the prior fiscal quarter. Accrued facility fee shall be payable on each Quarterly Date in arrears and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.




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             2.07  Lending Offices.  The Loans of each type made by each
   Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type. The Acceptances created and discounted by each Bank shall be created and discounted at such Bank's Applicable Lending Office for Acceptances.

             2.08 Several Obligations; Remedies Independent. The failure of any Bank to make any Syndicated Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Syndicated Loan on such date, and no Bank shall be responsible for the failure of any other Bank to make a Loan or create and discount an Acceptance to be made or created and discounted by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

             2.09  Notes.

             (a) The Syndicated Loans made by any Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1 hereto, dated the date of its delivery to the Agent, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect on the date hereof and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Syndicated Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make any payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

             (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2 hereto, dated the date of its delivery to the Agent, payable to such Bank and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Money Market Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and,


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   prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make any payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

             (c) No Note may be subdivided, whether by exchange for promissory notes of lesser denominations or otherwise except in connection with a permitted assignment of a portion of the Loans evidenced thereby pursuant to Section 11.05(b) hereof.

             2.10 Prepayments. The Company may prepay Base Rate Loans and Acceptance Liabilities upon not less than one Business Day's prior notice to the Agent (which shall promptly notify the Banks), which notice shall specify the prepayment date (which shall be a Business
   Day) and the amount of the prepayment (which, in the case of partial prepayments, shall be in an integral multiple of $1,000,000) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal of any Base Rate Loans prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Company may not voluntarily prepay any LIBO Rate Loans or Set Rate Loans (provided that this sentence shall not affect the Company's obligation to prepay Loans pursuant to Section 9 of this Agreement).

             2.11 Extension of Commitment Termination Date. (a) The Company may, by notice to the Agent (which shall promptly deliver a copy to each of the Banks) not less than 60 days and not more than 90 days prior to the Commitment Termination Date then in effect hereunder (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Company and the Agent given on the date (and, subject to the proviso below, only on the date) 30 days prior to the Existing Commitment Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the "Consent Date"), advise the Company whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Commitment Termination Date (a "Non-extending Bank") shall notify the Agent (which shall notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree.


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             (b)  The Company shall have the right on or before the
   Existing Commitment Termination Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Existing Commitment Termination Date an "Additional Commitment Bank") with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (if any such Additional Commitment Bank is a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

             (c) If (and only if) Banks holding Commitments that, together with the additional Commitments of the Additional Commitment Banks that will become effective on the Existing Commitment Termination Date, aggregate at least 90% of the aggregate amount of the Commitments (not including the additional Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed on the Consent Date to extend the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date (provided, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.

   Notwithstanding the foregoing, the extension of the Existing
   Commitment Termination Date shall not be effective with respect to any Bank unless:

             (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date or on the Existing Commitment Termination Date;

            (ii) each of the representations and warranties of the Company in Section 7 hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and


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           (iii)  each Non-extending Bank shall have been paid in full by the Company all amounts owing to such Bank hereunder on or before the Existing Commitment Termination Date.

   Even if the Existing Commitment Termination Date is extended as aforesaid, the Commitment of each Non-extending Bank shall terminate on the Existing Commitment Termination Date.


             SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST.
                         -----------------------------------

             3.01 Repayment of Loans. The Company will pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and such Loan shall mature, on the last day of the Interest Period therefor.

             3.02  Interest.

             (a) The Company will pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

             (i) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);

            (ii) if such Loan is a Eurodollar Loan, the LIBO Rate for such Loan for the Interest Period therefor plus the Applicable Margin;

           (iii) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

            (iv) if such Loan is a Set Rate Loan, the Money Market Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

   Notwithstanding the foregoing, the Company will pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank or any Acceptance
   Liability owing to such Bank, and (to the fullest extent permitted by


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   law) on any other amount payable by the Company hereunder or under the
   Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

             (b) Accrued interest on each Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

             (c) Promptly after the determination of any LIBO Rate provided for herein, the Agent shall (i) notify the Banks to which interest at such LIBO Rate is payable and the Company thereof and (ii) at the request of the Company, furnish to the Company a copy of the Dow Jones Telerate Service Page on the basis of which the relevant LIBO Base Rate was determined. At any time that the Agent determines the LIBO Rate on a basis other than using the Dow Jones Telerate Service, the Agent shall promptly notify the Company.


             SECTION 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
                         ------------------------------------------------

             4.01  Payments.

             (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and all payments to be made by each Acceptance Account Party in respect of its Acceptance Liabilities, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the Principal Office, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

             (b) If the Company or any Acceptance Account Party shall default in the payment when due of any principal, interest or other amounts to be made by the Company or such Acceptance Account Party (as the case may be) under this Agreement or the Notes, any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment due such Bank which is not made by such time to any ordinary deposit account of the Company or


                              ----------------
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   such Acceptance Account Party (as the case may be) with such Bank
   (with notice to the Company or such Acceptance Account Party, as the case may be, and the Agent).

             (c) The Company and each Acceptance Account Party shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent the Loans, Acceptance Liabilities or other amounts payable by it hereunder to which such payment is to be applied (and in the event that the payor fails to so specify, or if an Event of Default has occurred and is continuing, such Bank may apply such payment received by it from the Agent to such amounts then due and owing to such Bank as such Bank may determine).

             (d) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid promptly to such Bank, in immediately available funds.

             (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

             4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks of Syndicated Loans under Section 2.01 hereof shall be made from the Banks, each payment of fees under Section 2.06 hereof shall be made for account of the Banks, and each termination, reduction or extension of the amount of the Commitments under Section 2.05 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by the Banks; and (c) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Bank; provided that, if an Event of Default shall have occurred and be continuing, each payment of principal of and interest on the Loans and Acceptance Liabilities and other amounts owing hereunder by the Company shall be made for account of the Banks pro rata in accordance with the aggregate amounts of all principal of and interest on the Loans and Acceptance Liabilities and all other amounts owing hereunder by the Company then due and payable to the respective Bank.



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



             4.03 Computations. Interest on Set Rate Loans, LIBO Rate Loans, All-In Rates and the fees payable pursuant to Section 2.06 hereof shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

             4.04 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank, the Company or any Acceptance Account Party (each, a "Payor") prior to the time by, and on the date on, which such Payor is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made or the discount of any Acceptance to be created by it hereunder or (in the case of the Company or an Acceptance Account Party) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent to but not including the date the Agent recovers such amount (the "Advance Period") at a rate per annum equal to (a) if the recipient is the Company or a Drawer, the Base Rate in effect on such day and
   (b) if the recipient is a Bank, the Federal Funds Rate in effect on such day; and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest thereon for each day during the Advance Period at a rate per annum equal to (i) if the Payor is the Company or an Acceptance Account Party, the rate of interest payable on the Required Payment as provided in the second sentence of Section 3.02(a) hereof and (ii) if the Payor is a Bank, during the period commencing on the date such amount was so made available to but excluding the date three Business Days following such date, the Federal Funds Rate in effect on such day and, thereafter, the Base Rate in effect on such day.





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



             4.05  Set-off; Sharing of Payments.

             (a) Each of the Company and each Acceptance Account Party agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company or such Acceptance Account Party (as the case may be) at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans (in the case of the Company) or on any of Acceptance Liabilities owing to such Bank hereunder (in the case of the Company and the relevant Acceptance Account Party) which is not paid when due (regardless of whether such balances are then due to the Company or such Acceptance Account Party, as the case may be), in which case it shall promptly notify the Company or such Acceptance Account Party, as the case may be, and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

             (b) If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan made by it to the Company under this Agreement through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the amounts then due hereunder by the Company to such Bank in respect of Syndicated Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans made by such other Banks (or in the interest thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Syndicated Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing a participation (or direct interest) in the Syndicated Loans made by other Banks (or in the interest thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans (or in the interest thereon, as the case may be) in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank


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                              ----------------
   to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this
   Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
   Section 4.05 to share in the benefits of any recovery on such secured claim.


             SECTION 5.  YIELD PROTECTION AND ILLEGALITY.
                         --------------------------------

             5.01  Additional Costs.

             (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any LIBO Rate Loans or its obligation to make any LIBO Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

             (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or




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                              ----------------

           (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

   If any Bank requests compensation from the Company under this
   Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make LIBO Rate Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

             (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on LIBO Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes LIBO Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make LIBO Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

             (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority
   (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at


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



   the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines), of capital in respect of its Commitment, Loans or Acceptance Liabilities (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) would have achieved with respect to its Commitment, Loans or Acceptance Liabilities but for such law, regulation, interpretation, directive or request).

             (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof. If any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this
   Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.







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



             5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

             (a)  the LIBO Base Rate is to be determined under clause
        (ii) of the first sentence of the definition of "LIBO Base Rate" and the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in such clause (ii) are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided herein; or

             (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan, determines) which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof do not adequately cover the cost to such Banks (or such quoting Bank) of making or maintaining its LIBO Rate Loans;

   then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional LIBO Rate Loans.

             5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBO Rate Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

             5.04  Base Rate Loans Pursuant to Sections 5.01 and 5.03.
   If the obligation of any Bank to make any LIBO Rate Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans (other than Money Market Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so


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                              ----------------
   requests by notice to the Company with a copy to the Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

             5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines are attributable to:

             (a) any payment or conversion of a LIBO Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan;

             (b) any failure by the Company for any reason (excluding only failure due solely to a default by any Bank or the Agent in its obligation to provide funds to the Company hereunder but including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a LIBO Rate Loan or a Set Rate Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof; or

             (c) any failure for any reason (excluding only failure due solely to a default by any Bank or the Agent in its obligation to provide funds to the Company hereunder but including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) for an Acceptance to be created and discounted on the date on which such Acceptance is to be created and discounted as specified in the notice given by the Drawer requesting the creation and discount of such Acceptance to the Agent under Section 2.04(e) hereof.

   Without limiting the effect of the preceding sentence, such compensation shall include, in the case of a Loan, an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted or not borrowed for the period from the date of such payment, conversion or


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



   failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of lending banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).


             SECTION 6.  CONDITIONS PRECEDENT.
                         ---------------------

             6.01 Initial Credit Extension. The obligation of the Banks to make the initial Credit Extension hereunder is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

             (a) Certified copies of the charter and by-laws of each Obligor and all corporate action taken by each Obligor approving
        (i) in the case of the Company, this Agreement and the Notes, borrowings by the Company and the creation and discount of Acceptances and (ii) in the case of each Drawer, this Agreement and the creation and discount of Acceptances in respect of which such Drawer is obligated hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Obligor adopted in respect of the transactions contemplated hereby and thereby).

             (b) A certificate of each Obligor in respect of each of the officers (i) who is authorized to sign (in the case of the Company) this Agreement, the Notes and Money Market Quote Requests, (in the case of the Drawers) this Agreement, the drafts furnished to the Banks pursuant to Section 2.04(i) hereof and Acceptance Quote Requests on its behalf, as the case may be, and
        (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection herewith and with the Notes and the transactions contemplated hereby and thereby. The Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary.




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



             (c) A certificate, dated the date of the initial Credit Extension, of a senior officer of the Company to the effect set forth in clauses (a) and (b) of the first sentence of
        Section 6.02 hereof.

             (d) An opinion, dated the date hereof, of Schiff, Hardin & Waite, special Illinois counsel to the Obligors, substantially in the form of Exhibit B-1 hereto (and the Obligors hereby instruct such counsel to deliver such opinion to the Banks and the Agent); and an opinion, dated the date hereof, of Dale L. Matschullat, Esq., general counsel to the Company, substantially in the form of Exhibit B-2 hereto (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

             (e) An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and the Agent, substantially in the form of Exhibit C hereto.

             (f)  The Notes, duly completed and executed by the Company.

             (g) Such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

             6.02 Initial and Subsequent Credit Extensions. The obligation of any Bank to make any Credit Extension hereunder
   (including, without limitation, the initial Credit Extension hereunder) is subject to the further conditions precedent that, as of the date of such Credit Extension and after giving effect thereto and the intended use thereof:

             (a)  no Default shall have occurred and be continuing; and

             (b) the representations and warranties made by the Company in Section 7 hereof shall be true on and as of the date of such Credit Extension with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

   Each notice of borrowing by the Company hereunder and each Acceptance Quote Request shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such Credit Extension, as of the date of such Credit Extension).


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             SECTION 7.  REPRESENTATIONS AND WARRANTIES.  The Company
                         -------------------------------
   represents and warrants to the Banks that:

             7.01 Corporate Existence. Each of the Company and its Significant Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole).

             7.02  Financial Condition.

             (a) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen & Co., and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1994 and the related consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for the three-month period ended on such date, heretofore furnished to each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1994, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles. Neither the Company nor any of its Subsidiaries had on said dates any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates.

             (b) Since December 31, 1993, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries (taken as a whole).


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



             7.03 Litigation. To the best knowledge and belief of the Company, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

             7.04 No Breach. None of the making or performance of this Agreement, the Notes or any Acceptance Document, or the consummation of the transactions herein or therein contemplated, will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or constitute a tortious interference with any agreement, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

             7.05 Corporate Action. Each of the Company and each Drawer has all necessary corporate power and authority to make and perform its obligations under this Agreement, (in the case of the Company) the Notes and (in the case of each Drawer) each of the Acceptance Documents to which it is a party; the making and performance (in the case of the Company and each Drawer) this Agreement, (in the case of the Company) the Notes and (in the case of each Drawer) each Acceptance Document to which such Drawer is a party, have been duly authorized by all necessary corporate action on their respective parts; and this Agreement has been duly and validly executed and delivered by the Company and each Drawer and constitutes, and each of the Notes when executed and delivered by the Company for value will constitute, and each Acceptance Document when executed and delivered by each Drawer party thereto will constitute its legal, valid and binding obligation, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

             7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by (i) the Company of this Agreement or the


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   Notes or any Acceptance Document, or (ii) any Drawer of this Agreement or any Acceptance Document or for the validity or enforceability of any thereof.

             7.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Credit Extension hereunder will be used in a manner that will cause the Company to violate said Regulation X or any Bank to violate said Regulation U.

             7.08 ERISA. Each of the Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each of its Plans and is (and to the best of its knowledge in the case of any Multiemployer Plan is) in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability on account of the termination of any of its Plans to the PBGC or any of its Plans and has not incurred any withdrawal liability to any Multiemployer Plan.

             7.09 Credit Agreements. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee or other arrangement (other than a letter of credit) providing for or otherwise relating to any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any Subsidiary of any of them the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said
   Schedule I.

             7.10 Hazardous Materials. The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations that are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations,


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   schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. Except as heretofore disclosed to the Banks, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries with respect to any property or facility now or previously owned or leased by the Company or any of its Environmental Affiliates which reveal facts or circumstances that could reasonably be expected to have a Material Adverse Effect.

             7.11 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The United States Federal income tax returns of the Company and its Subsidiaries have been examined and/or closed through the fiscal years of the Company and its Subsidiaries ended on or before December 31, 1985. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions except that with respect to the Company's 1986 and 1987 tax years there has been an extension in the statute of limitations relating to the payment of Federal taxes through December 31, 1993 and with respect to the Company's 1988 and 1989 tax years there has been such an extension through September 15, 1994.

             7.12 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Banks in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. All written information furnished after the date hereof by the Company


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   and its Subsidiaries to the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

             7.13 Subsidiaries. Set forth in Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary,
   (ii) each Person holding ownership interests in such Subsidiary and
   (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule III hereto and (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.

             7.14 Compliance with Law. As of the date of this Agreement, the Company and its Subsidiaries are in material compliance with all applicable laws and regulations, except to the extent that failure to comply therewith would not have a Material Adverse Effect.


             SECTION 8.  COVENANTS OF THE COMPANY.  The Company agrees
                         -------------------------
   that, so long as any of the Commitments are in effect and until payment in full of all Loans and all Acceptance Liabilities hereunder, all interest thereon and all other amounts payable by the Company hereunder:

             8.01 Financial Statements. The Company shall deliver to each of the Banks:

             (a) as soon as available and in any event within 60 days after the end of each of the fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income,


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        cash flows and stockholders' equity of the Company and its
        Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, as at the end of (and for) such period (subject to normal year-end audit adjustments).

             (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, as at the end of (and for) such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

             (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

             (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

             (e) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan of the Company have occurred or exist, a


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



        statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or such ERISA Affiliate with respect to such event or condition):

                  (i)  any reportable event, as defined in
             Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                 (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan if at the date of such filing or termination the fair market value of the assets of such Plan, as determined by the Plan's independent actuaries, is exceeded by the present value as determined by such actuaries as of such date, of benefit commitments under such Plan by more than $1,000,000 (including any prior terminations subject to this provision);

                (iii)  the institution by PBGC of proceedings under
             Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company, of the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan causing any withdrawal liability in excess of $500,000 (including any prior withdrawals subject to this provision), or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
             Section 4241 or 4245 of ERISA or that it intends to



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             terminate or has terminated under Section 4041A of ERISA;
             and

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

             (f) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default, describing the same in reasonable detail.

             (g) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

   The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.06, 8.07(a)(vii), 8.08 (xiii), 8.10 and
   8.11 hereof as of the end of the respective fiscal quarter or fiscal year.

             8.02 Litigation. The Company shall promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, instituted, or (to the knowledge of the Company) threatened, against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

             8.03 Corporate Existence, Etc. The Company shall, and shall cause each of its Significant Subsidiaries to: preserve and maintain its corporate existence and all its material rights, privileges and franchises (except as otherwise expressly permitted under Section 8.07 hereof); comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes,


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   assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

             8.04 Insurance. The Company shall, and shall cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

             8.05 Use of Proceeds. The Company and the Drawers shall use the proceeds of the Credit Extensions hereunder solely for commercial paper back-up (which use shall be in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company will not permit more than 25% of the value (as determined by any reasonable method) of its assets, nor more than 25% of the value (as determined by any reasonable method) of the assets of the Company and its Subsidiaries, to be represented by margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

             8.06 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, incur, assume or suffer to exist obligations in respect of standby and performance letters of credit in an aggregate amount exceeding 5% of Total Consolidated Assets at any one time outstanding. The Company will not permit any of its Subsidiaries to create, issue, incur or assume, or suffer to exist, any Indebtedness, except: (i) Indebtedness existing on the date hereof, but not any renewals, extensions or refinancings of the same;
   (ii) Indebtedness owing to the Company; (iii) Indebtedness of any Person that becomes a Subsidiary of the Company after the date hereof


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   so long as such Indebtedness exists at the time such Person becomes such a Subsidiary and was not incurred in anticipation thereof;
   (iv) Capital Lease Obligations in an aggregate amount not to exceed an amount equal to 5% of Total Consolidated Assets at any one time outstanding; and (v) additional Indebtedness in an aggregate amount not to exceed an amount equal to 5% of Total Consolidated Assets at any one time outstanding.

             8.07  Fundamental Changes.

             (a) The Company will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, and the Company will not, and will not permit any of its Subsidiaries or operating divisions (whether now owned or existing or hereafter acquired or designated) to, (x) sell, assign, lease or otherwise dispose of all or substantially all of its Property whether now owned or hereafter acquired or (y) sell, assign or otherwise dispose of any capital stock of any such Subsidiary, or permit any such Subsidiary to issue any capital stock, to any Person other than the Company or any of its
   Wholly-Owned Subsidiaries if, after giving effect thereto, the Company does not own, directly or indirectly, a majority of the capital stock of such Subsidiary ("Controlling Stock Disposition"); except that, so long as both before and after giving effect thereto no Default shall have occurred and be continuing:

             (i) the Company may be a party to any merger or consolidation if it shall be the surviving corporation;

            (ii) any such Subsidiary may be a party to any merger or consolidation with another such Subsidiary (or with any Person that becomes another such Subsidiary as a result of such merger or consolidation);

           (iii) any such Subsidiary may merge into, and any such Subsidiary or operating division may transfer any Property to, the Company;

            (iv) any such Subsidiary or operating division may transfer any Property to another such Subsidiary or operating division (or to any Person that becomes as part of such transfer another such Subsidiary or operating division);





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             (v)  the Company, any such Subsidiary or operating division may sell, assign, lease or otherwise dispose of any Non-Strategic Property; and

            (vi) the Company or any such Subsidiary or operating division may make sales, assignments and other dispositions of Property (including Controlling Stock Dispositions) and any such Subsidiary may become a party to a merger or consolidation (each such sale, assignment, disposition, Controlling Stock Disposition, merger or consolidation, other than those described in clauses (i) through (vi) hereof, a "Disposition") if the Property that was the subject of any such Disposition, together with the Property that was the subject of all Dispositions during the Disposition Period for such Disposition, did not produce revenue that was greater in amount than an amount equal to 10% of the revenue of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for the twelve-month period ending on the Determination Date for such Disposition (for which purpose, a Controlling Stock Disposition with respect to any such Subsidiary shall be deemed to be the disposition of Property of such Subsidiary that produced all of the revenues of such Subsidiary).

             (b)  Notwithstanding anything in clauses (i)-(vi) of
   Section 8.07(a) hereof to the contrary:

             (i) the Company will not, and will not permit any of its Subsidiaries or operating divisions (whether now owned or existing or hereafter acquired or designated) to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property (whether now owned or hereafter acquired) if such sale, assignment, lease or other disposition (whether in one transaction or in a series of transactions) shall have a Material Adverse Effect; and

            (ii) no Wholly-Owned Subsidiary of the Company shall be a party to any merger or consolidation with, or shall sell, lease, assign, transfer or otherwise dispose of any substantial part of its Property to, any Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company.

             8.08 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired,


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   securing any Indebtedness or other obligation except:  (i) Liens outstanding on the date hereof and listed in Schedule II hereto;
   (ii) Liens for taxes or other governmental charges not yet delinquent;
   (iii) Liens in respect of Property acquired or constructed or improved by the Company or any such Subsidiary after the date hereof which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real property on which such Property is located); (iv) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof; (v) Liens on Property acquired after the date hereof, provided that such Liens were in existence at the time such Property was acquired and were not created in anticipation thereof; (vi) Liens imposed by law, such as mechanics, materialmen, landlords, warehousemen and carriers Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (vii) Liens under workmen's compensation, unemployment insurance, social security or similar legislation; (viii) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (ix) judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
   (x) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any such Subsidiary of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto; (xi) Liens securing obligations of any such Subsidiary to the Company or another Subsidiary of the Company; (xii) Liens securing obligations of the Company (in an aggregate amount not exceeding at any one time the greater of (a) $175,000,000 and (b) an aggregate amount equal to 75% of the sum of (i) the book value of the accounts receivable of the Company and its Subsidiaries plus (ii) the unpaid


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



   amount of all accounts receivable that, but for the sale of such accounts receivable pursuant to the Receivable Sales Agreements, would have been reflected in accounts receivable on a consolidated balance sheet of the Company and its Subsidiaries) pursuant to Receivables Sale Agreements; and (xiii) other Liens securing Indebtedness in an aggregate amount, which together with outstanding obligations referred to in clause (xii) above, does not exceed 15% of Total Consolidated Assets.

             8.09 Lines of Businesses. Neither the Company nor any of its Subsidiaries shall engage to any significant extent in any line or lines of business other than the lines of business in which they are engaged on the date hereof and any other line or lines of business directly related to the manufacture, distribution and/or sale of consumer or industrial products (collectively, "Permitted Activities"). Notwithstanding the foregoing, the Company and its Subsidiaries may engage in other lines of business as a result of the acquisition of any Person primarily engaged in Permitted Activities so long as the Company uses its best efforts to come into compliance with the first sentence of this Section 8.09 within a reasonable period of time after such acquisition.

             8.10 Interest Coverage Ratio. The Company shall cause the Interest Coverage Ratio, for any fiscal quarter of the Company, to be greater than 3.0 to 1.

             8.11 Total Indebtedness to Total Capital. The Company shall not permit the ratio of Total Indebtedness to Total Capital at any time to be greater than .50 to 1.


             SECTION 9.  EVENTS OF DEFAULT.  If one or more of the
                         ------------------
   following events (herein called "Events of Default") shall occur and be continuing:

             (a) The Company shall default in the payment when due of any principal of or interest on any Loan or any other amount payable by it hereunder; or any Acceptance Account Party shall default in the payment when due of any Acceptance Liability; or

             (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or any event specified in any note, agreement, indenture or other


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



        document evidencing or relating to any Indebtedness aggregating $20,000,000 or more shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity or to permit termination of the commitment to lend pursuant to any such instrument or agreement; or

             (c) Any representation, warranty or certification made or deemed made by the Company or any Drawer herein, or by the Company or any Guarantor or any Drawer in any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

             (d) The Company shall default in the performance of any of its obligations under Section 8.01(f) or 8.05 through 8.11 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

             (e) The Company or any of its Significant Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

             (f) The Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

             (g) A proceeding or case shall be commenced against the Company or any of its Significant Subsidiaries without its


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        application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
        (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against it shall be entered in an involuntary case under the Bankruptcy Code; or

             (h) A final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

             (i) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multi-employer Plan of the Company and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial position of the Company and its Subsidiaries (taken as a whole); or

             (j) An event of default (as defined in the Indenture) shall occur and be continuing; or

             (k)  During any period of 25 consecutive calendar months
        (i) individuals who were directors of the Company on the first day of such period and (ii) other individuals whose election or nomination to the Board of Directors of the Company was approved


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        by at least a majority of the individuals referred to in clause
        (i) above and (iii) other individuals whose election or nomination to the Board of Directors of the Company was approved by at least a majority of the individuals referred to in clauses
        (i) and (ii) above shall no longer constitute a majority of the Board of Directors of the Company;

   THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 in respect of the Company or any Acceptance Account Party, (x) the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel the Commitments and (y) the Agent may and, upon request of Banks holding at least 66-2/3% of the aggregate unpaid principal amount of Loans, and unpaid amount of Acceptance Liabilities, then outstanding shall, by notice to the Company, declare the principal amount of and the accrued interest on the Loans and Acceptance Liabilities, and all other amounts payable by the Company or any Acceptance Account Party hereunder and under the Notes, to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and (in the case of each Acceptance Liability) the Acceptance Account Party; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 in respect of the Company or any Acceptance Account Party, the Commitments shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and Acceptance Liabilities and all other amounts payable by the Company or any Acceptance Account Party hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and (in the case of each Acceptance Liability) the Acceptance Account Party.


             SECTION 10.  THE AGENT; THE CO-AGENT.
                          ------------------------

             10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably (but subject to Section 10.08 hereof) appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof


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   shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent may deem and treat the payee of any Syndicated Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer.

             10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all the Banks.

             10.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall


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   (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

             10.04 Rights as a Bank. With respect to its Commitment and the Loans made, and the Acceptances created and discounted, by it, Chase (and any successor acting as Agent), in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

             10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said
   Section 11.03), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

             10.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has


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



   deemed appropriate, made its own credit analysis of the Company, the Drawers and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any Drawer of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company, any Drawer or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company, the Drawers or any of their respective Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

             10.07 Failure to Act. Except for action expressly required of the Agent hereunder the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

             10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks, the Company and the Drawers and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the


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   provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

             10.09 The Co-Agent. The Co-Agent referred to on the cover page of this Agreement shall not have any rights or obligations under this Agreement except in its capacity as a "Bank" hereunder.


             SECTION 11.  MISCELLANEOUS.
                          --------------

             11.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or any Acceptance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, any Note or any Acceptance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

             11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or requests, demands, waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

             11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, in connection with (i) the preparation, execution and delivery of this Agreement and the Notes, the making of the Loans and the creation and discount of the Acceptances hereunder and (ii) any amendment, modification or waiver (whether or not such amendment, modification or waiver shall become


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   effective) of any of the terms of this Agreement or any of the Notes or Acceptance Documents; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with the enforcement of this Agreement or any of the Notes or Acceptance Documents; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes, any Acceptance Document or any other document referred to herein. The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any Subsidiary of the Company of the proceeds of any of the Loans or Acceptances, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

             11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Drawers, the Agent and the Majority Banks, or by the Company, the Drawers and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (ii) extend the date fixed for the payment of any Acceptance Liability or any principal of or interest on any Loan, (iii) reduce the amount of any Acceptance Liability or any principal of any Loan or the rate at which interest or any fee is payable hereunder, (iv) alter the terms of this Section 11.04, (v) amend the definition of the term "Majority Banks" or
   (vi) waive any of the conditions precedent set forth in Section 6 hereof; and provided, further, that any amendment of Section 10 hereof, or which increase the obligations of the Agent hereunder, shall require the consent of the Agent.



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             11.05  Assignments and Participations.

             (a) The Company may not assign any of its rights or obligations hereunder or under the Notes, and neither the Company nor any Acceptance Account Party may assign any of its rights or obligations in respect of any Acceptance Liabilities, without the prior consent of all of the Banks and the Agent.

             (b) No Bank may assign all or any part of its Acceptance Liabilities, its Loans, its Notes or its Commitment without the prior consent of the Company and the Agent, which consent will not be unreasonably withheld; provided that, (i) without the consent of the Company or the Agent, any Bank may assign to another Bank all or (subject to the further clauses below) any portion of its Commitment; (ii) any such partial assignment shall be not less than $5,000,000 and in multiples of $1,000,000 in excess thereof; and (iii) such assigning Bank shall also simultaneously assign the same proportion of each of its Syndicated Loans then outstanding (together with the same proportion of its Syndicated Note then outstanding). Upon written notice to the Company and the Agent of an assignment permitted by the preceding sentence (which notice shall identify the assignee, the amount of the assigning Bank's Commitment, Loans and Acceptance Liabilities assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Company and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Loans and Acceptance Liabilities (or portions thereof) assigned to it (in addition to the Commitment, Loans and Acceptance Liabilities, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of any such Commitment assignment, be released from its Commitment (or portions thereof) so assigned. Upon the effectiveness of any assignment referred to in this
        Section 11.05(b), the assigning Bank or the assignee Bank shall pay to the Agent a transfer fee in an amount equal to $3,000.

             (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of its Commitment, its Loans or its Acceptance Liabilities, in which event each such participant shall be entitled to the rights and benefits of the provisions of Section 8.01(g) hereof with respect to its participation as if (and the Company shall be directly obligated


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        to such participant under such provisions as if) such participant were a "Bank" for purposes of said Section, but shall not have any other rights or benefits under this Agreement or such Bank's Notes or any Acceptance Document (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold or agreed to sell any participations and as if such Bank were funding all of its Loans in the same way that it is funding the portion of its Loans in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note or under any Acceptance Document except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase, or the extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on any participated Loan or Acceptance Liability or any portion of any fees payable to the participant, (iii) the reduction of any payment of principal of any participated Loan or Acceptance Liability, (iv) the reduction of the rate at which either interest or (if the participant is entitled to any part thereof) fees are payable hereunder to a level below the rate at which the participant is entitled to receive interest or fees (as the case may be) in respect of such participation or (v) any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under the terms hereof or thereof, requires the consent of each Bank.

             (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.05, a Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

             (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank



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        from time to time to assignees and participants (including prospective assignees and participants).

             11.06 Survival. The obligations of the Company under Sections 5.01 and 5.05 hereof, the obligations of the Banks under
   Section 10.05 hereof and the obligations of Company under
   Section 11.03 hereof shall survive the repayment of the Loans and Acceptance Liabilities and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made, by a notice of borrowing of Loans or an Acceptance Quote Request for the creation and discount of Acceptances hereunder shall survive the making of such Loans or the creation and discount of such Acceptances, and no Bank shall be deemed to have waived, by reason of making any Loan, creating and discounting any Acceptance, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made or such Acceptance was created and discounted.

             11.07 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

             11.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

             11.09 Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial; Etc.

             (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED IN CONNECTION THEREWITH, MAY BE INSTITUTED IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS GENERALLY (BUT NON-EXCLUSIVELY) TO THE JURISDICTION OF EACH SUCH


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   COURT.  THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL
   PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY
   SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST
   EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY FURTHER AGREES THAT ANY SUCH ACTION OR PROCEEDING AGAINST THE AGENT AND/OR ANY OF THE BANKS SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE
   SOUTHERN DISTRICT OF NEW YORK AND THE AGENT AND THE BANKS HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

             (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             11.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.






















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



             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            NEWELL CO.



                            By  /s/ C.R. Davenport
                               -----------------------------
                            Title:  Vice President-Treasurer

                            Address for Notices:

                            Newell Co.
                            29 East Stephenson Street
                            Freeport, Illinois  61032

                            Telecopy No.:  815-233-8060

                            Telephone No.:  815-233-8040

                            Attention:  C.R. Davenport
                              Vice President and Treasurer
























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



                              THE DRAWERS

                              ANCHOR HOCKING CORPORATION



                              By  /s/ C.R. Davenport
                                 ----------------------------
                              Title:  Vice President-Treasurer

                              Address for Notices:

                              Anchor Hocking Corporation
                              c/o Newell Co.
                              29 East Stephenson Street
                              Freeport, Illinois  61032

                              Telecopy No.:  815-233-8060

                              Telephone No.:  815-233-8040

                              Attention:  C.R. Davenport
                                Vice President and Treasurer

























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



                              NEWELL OPERATING COMPANY



                              By  /s/ C.R. Davenport
                                 -----------------------------
                              Title:  Vice President-Treasurer

                              Address for Notices:

                              Newell Operating Company
                              c/o Newell Co.
                              29 East Stephenson Street
                              Freeport, Illinois  61032

                              Telecopy No.:  815-233-8060

                              Telephone No.:  815-233-8040

                              Attention:  C.R. Davenport
                                Vice President and Treasurer



























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



                              THE AGENT

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent



                             By  /s/ Alexander Danzberger
                                --------------------------
                             Title:

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association),
                                as Agent
                              New York Agency
                              4 Metrotech Center
                              13th Floor
                              Brooklyn, New York  11245

                              Telecopy No.:  718-242-6910

                              Telephone No.:  718-242-7979

                              Attention:  New York Agency





















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



                            THE BANKS

   Commitment               THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION)

   $50,000,000              By  /s/ Alexander H. Danzberger
                               ----------------------------
                            Title:

                            Lending Office for all Credits:

                            The Chase Manhattan Bank
                              (National Association)
                            1 Chase Manhattan Plaza
                            New York, New York  10081

                            Address for Notices:

                            The Chase Manhattan Bank
                              (National Association)
                            1 Chase Manhattan Plaza
                            New York, New York  10081

                            Telecopy No.:  (212) 552-1457

                            Telephone No.:  (212) 552-2750
                            Attention:  Alexander H. Danzberger
                                        Vice President





















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



   Commitment               ROYAL BANK OF CANADA

   $50,000,000              By  /s/ G. David Cole
                               -----------------------------
                            Title:

                            Lending Office for all Credits:

                            New York Branch
                            Royal Bank of Canada
                            Pierrepont Plaza
                            300 Cadman Plaza West
                            Brooklyn, New York  11201-2701

                            Address for Notices:

                            New York Branch
                            Royal Bank of Canada
                            c/o New York Operations Center
                            Pierrepont Plaza
                            300 Cadman Plaza West
                            Brooklyn, New York  11201-2701
                            Attention:  Manager, Loans
                                        Administration

                            Telecopy No.:  (718) 522-6292/3

                            Telephone No.:  (212) 858-7168

                            with a copy to:

                            Royal Bank of Canada
                            One North Franklin Street
                            Suite 700
                            Chicago, Illinois  60606

                            Attention:  G. David Cole,
                                        Senior Manager

                            Telecopy No.:  (312) 551-0805

                            Telephone No.:  (312) 551-1618






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